Exhibit 10.8

Execution Copy

AMENDMENT TO THE WCI COMMUNITIES, INC.

SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

This Amendment to the WCI Communities, Inc. Senior Management Incentive Compensation Plan (the “Plan”), was adopted on August 10, 2007 by the Board of Directors (the “Board”) of WCI Communities, Inc. (the “Company”).

The Plan is hereby amended, effective as of August 10, 2007, in the following particulars:

1.	By deleting the last sentence of the section entitled “Payment Only Upon Attainment” substituting therefor the following:

“The performance bonus, if any, for a Performance Period shall be paid to the Participant within thirty (30) days after the Committee determines whether and to what extent performance goals were achieved, but no later than March 15 next following the end of the calendar year for which the performance bonus, if any, was earned, unless such payment is deferred in a manner consistent with the requirements of Code Section 409A.”

2.	All other provisions of the Plan shall remain the same.

IN WITNESS WHEREOF, WCI Communities, Inc., by a duly authorized officer, has executed this Amendment to the Plan, this 10th day of August, 2007.

WCI COMMUNITIES, INC.

By:	/s/ Paul D. Appolonia
Senior Vice President